UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 4, 2019
___________________________________________
CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________________________________

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01	Entry into a Material Definitive Agreement.
The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2019, in anticipation of the pending merger (the "REIT Merger") of Carter Validus Mission Critical REIT, Inc. with and into Carter Validus Mission Critical REIT II, Inc. (the "Company"), the Company, Carter Validus Operating Partnership II, LP, and certain of the Company’s subsidiaries entered into the Fourth Amended and Restated Credit Agreement (the "A&R Credit Agreement") dated as of August 7, 2019 (as amended, the "KeyBank Credit Facility”) with KeyBank National Association (“KeyBank”) as Administrative Agent for the lenders. The maximum commitments available to date under the KeyBank Credit Facility are $780,000,000, consisting of a $500,000,000 revolving line of credit, with a maturity date of April 27, 2022, subject to the Company’s right to one, 12-month extension period, and a $280,000,000 term loan, with a maturity date of April 27, 2023.
The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value and debt service coverage ratios contained in the KeyBank Credit Facility.
Simultaneously with the A&R Credit Agreement’s execution, on August 7, 2019, the Company and certain of the Company’s subsidiaries entered into the term loan agreement (the “Term Loan”) with KeyBank, as Administrative Agent for the lenders, for the maximum commitment available of up to $520,000,000 with a maturity date of December 31, 2024. Subject to certain conditions, the Term Loan can be increased to $600,000,000 any time before December 31, 2023. The Term Loan is pari passu with the A&R Credit Agreement. The Term Loan is anticipated to be funded upon the consummation of the REIT Merger, subject to the satisfaction of the Merger Effectiveness Conditions, as described in the Term Loan. In the event the REIT Merger is not consummated, the Company has the right to terminate entirely the commitments under the Term Loan, subject to certain provisions outlined in the Term Loan.
The Company refers to the KeyBank Credit Facility and the Term Loan collectively as the "Unsecured Credit Facility".
On September 4, 2019, four wholly-owned subsidiaries of the Company entered into joinder agreements with KeyBank, as Administrative Agent (the "Joinder Agreements"), to become subsidiary guarantors under the Unsecured Credit Facility and to add four healthcare properties to the unencumbered pool of the Unsecured Credit Facility, which increased the Company’s total pool availability under the Unsecured Credit Facility by approximately $25,729,000. The material terms of the Joinder Agreements are qualified in their entirety by the terms of the agreements attached hereto as Exhibits 10.1 through Exhibit 10.2 and are incorporated herein by reference.
As of September 9, 2019, the Company had a total pool availability under the Unsecured Credit Facility of $551,470,000 and an aggregate outstanding principal balance of $375,000,000. As of September 9, 2019, $176,470,000 remained to be drawn on the Unsecured Credit Facility.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Joinder Agreement (Master Credit Facility), dated September 4, 2019, by HCII-NORTH DURANGO DRIVE, LLC, HCII-7375 CYPRESS GARDENS BOULEVARD, LLC, HCII-718 ELIZABETH STREET, LLC and HCII-3412 MARKET PLACE AVENUE, LLC, to KeyBank National Association, as Agent.

10.2
Joinder Agreement (Term Loan), dated September 4, 2019, by HCII-NORTH DURANGO DRIVE, LLC, HCII-7375 CYPRESS GARDENS BOULEVARD, LLC, HCII-718 ELIZABETH STREET, LLC and HCII-3412 MARKET PLACE AVENUE, LLC, to KeyBank National Association, as Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: September 9, 2019	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer